Exhibit 2.1

                            ASSET PURCHASE AGREEMENT


              ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of May 26, 2004, by and among ROO Group, Inc., a Delaware corporation ("Buyer"); Undercover Holdings Pty Ltd, a Victorian, Australian corporation and wholly owned subsidiary of Buyer ("Designated Subsidiary"); and Undercover Media Pty Ltd., a Victorian Australian corporation and trustee ("Seller" or "Trustee") for the Cashmere Family Trust ("the"Trust")and Haylee Cashmere, Paul Cashmere, Ros Cashmere and Tim Cashmere each a beneficiary of the Trust (the "Beneficiaries").

                                   WITNESSETH

       WHEREAS, Seller owns certain assets utilized for providing content pertaining to the music industry;

       WHEREAS, the Trust owns all of the issued and outstanding shares of Seller;

       WHEREAS, Buyer through its Designated Subsidiary desires to acquire, and Seller desires to transfer, substantially all of the assets, properties, rights, business and goodwill of Seller upon the terms and conditions set forth in this Agreement.

              NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree as follows:

                                   SECTION 1
                       TRANSFER OF ASSETS; PURCHASE PRICE

              1.1 PURCHASE AND SALE OF ASSETS. Based upon and subject to the representations, warranties, covenants, agreements and other terms and conditions set forth in this Agreement, Seller hereby sells, conveys, transfers, assigns, and delivers, and Designated Subsidiary hereby purchases, acquires, and accepts, as provided herein, all of the assets, properties, rights, business and goodwill of Seller of every kind and description, wherever located, including, without limitation, (a) all assets and properties, tangible or intangible, real, personal or mixed, (b) computer, and other equipment utilized to maintain and service Seller's business, (d) all content, including text, print, photo, audio and video, (e) claims and rights under contracts, agreements, leases, and commitments of Seller of whatever nature, (f) all intellectual property, including all names, trade names, trademarks, and applications therefor used by Seller in connection with Seller's business (including the name "Undercover Media Pty Ltd.") and all copyrights, licenses, and permits and applications therefor, (g) all domain names and websites, (h) all computer programs, email, contact and other data bases, records, systems, and processes and all know how, information, and trade secrets relating thereto, (i) all client, customer lists and contacts for content, syndication and all other areas of the Seller's business, and (j) copy of all books and records of Seller relating to Seller's business. The assets, properties, rights, business and goodwill conveyed, transferred, assigned, and delivered by Seller are sometimes herein called the "Transferred Assets" and shall include, without limitation, all of the assets and properties shown on or reflected in the attached Schedule 1.

              1.2 NO ASSUMPTION OF LIABILITIES. Buyer shall not assume or be responsible at any time for any liability, obligation, debt or commitment of the Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, including but not limited to any liabilities, obligations, debts or commitments of the Seller incident to, arising out of or incurred with respect to, this Agreement and the transactions contemplated hereby (including any and all sales, income or other taxes arising out of the transactions contemplated hereby). Without limiting the generality of the foregoing, the Seller expressly acknowledges and agrees that the Seller shall retain, and that Buyer shall not assume or

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otherwise be obligated to pay, perform,  defend or discharge,  any (i) liability of the Seller for taxes, whether measured by income or otherwise, (ii) liability of the Seller in connection with any material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Seller or any trade or business of the Seller, whether or not incorporated, for the benefit of any employee or former employee of the Seller (the "PLANS"), (iii) liability of any kind with respect to any employee of the Seller, (iv) third-party payor liability of the Seller, including, without  limitation,  estimated  third-party  payor  settlements  and repayment,
overpayment   or  other  such   liabilities   in  respect  of  previously   paid
reimbursements for home health services rendered by the Seller, or (v) liability of the Seller under any federal, state local or foreign law, rule, regulation, ordinance, program, permit, or other legal requirement relating to health, safety, hazardous materials and environmental matters applicable to the Seller's business or the facilities used by the Seller (whether or not owned by the Seller).

              1.3 PURCHASE PRICE. The purchase price ("Purchase Price") for the Transferred Assets acquired pursuant to Section 1.1 shall consist of and be paid in the following manner: (a) upon the execution of this Agreement, the issuance to Seller of One Million (1,000,000) shares of Buyer's common stock (the "Shares"); (b) subsequent to the closing upon the Buyer's or Designated Subsidiary's commercial launch of a broadband music portal suitable for operation as a stand alone site that is capable of worldwide syndication, the issuance to Seller of that number of Shares that is the quotient of (X) US$75,000 divided by (Y) the average closing sale price of the Shares for the previous five trading days (the "Closing Sale Price") prior to such commercial launch; (c) upon the execution of an agreement for the supply and worldwide syndication of music videos with an aggregate of four mutually acceptable major music labels, the issuance to Seller of that number of Shares that is the quotient of (X) US$75,000 divided by (Y) the Closing Sale Price prior to the execution of the last of the four said agreements; (d) upon the generation of at least US$30,000 per month in revenues for three consecutive months attributable to the Buyer's music subdivision, the issuance to Seller of that number of Shares that is the quotient of (X) US$75,000 divided by (Y) the Closing Sale Price prior to the determination that such revenues have been achieved; and (e) upon obtaining an aggregate of thirty video interviews with mutually acceptable recognized artists, the issuance of that number of Shares that is the quotient of (X) US$75,000 divided by (Y) the Closing Sale Price prior to the last of the thirty interviews.

              1.4 RESTRICTED SHARES. The Shares of Buyer issued to Seller will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and absent an exemption from registration contained in such laws, cannot be transferred, hypothecated, sold or otherwise disposed of until (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Seller receives an opinion of counsel for Buyer that an exemption from the registration requirements of the Securities Act is available.

              The certificate representing the Shares shall contain a legend substantially as follows:


              "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

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                                    SECTION 2
                                     CLOSING

              2.1 Closing. Subject to the conditions set forth in this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m., New York time, on June 1, 2004, or, if the conditions set forth in Section 4 hereof have not been satisfied or waived on such date, on the fifth (5th) business day after all such conditions shall have been satisfied or waived, at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel for the Buyer. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date".

              2.2 Deliveries by the Seller. At or prior to the Closing, the Seller shall deliver to Buyer:

                     (a)    the Conveyance Documents (as hereinafter defined);

                     (b) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Seller pertaining to the Seller (collectively, the "Records"); provided, however, that the Seller may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Seller is reasonably likely to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Seller will be required in connection with the performance of its obligations under this Agreement; and


              2.3 Deliveries by Buyer. At or prior to the Closing, Buyer shall deliver to the Seller:

                     (a) the amount and form of Purchase Price required to be paid at Closing pursuant to Section 1.3 hereof.

              2.4    Termination in Absence of Closing.

                     (a) Subject to the provisions of Section 2.4(b), if by the close of business on June 30, 2004, the Closing has not occurred, then either the Seller or the Buyer may thereafter terminate this Agreement by written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any shareholder, director, officer, employee or representative of such party unless the reason for Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth herein have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.1, the failure of such party to perform its obligations under this Section 2 on such date.

                     (b) Buyer shall also have the right to terminate this Agreement without liability to any party by so notifying the Seller at any time within fifteen (15) days after the date of this Agreement if, in Buyer's sole discretion, any schedule (or any Conveyance Document) that was not furnished to Buyer at least ten (10) business days prior to the date of this Agreement contains or refers to any matter that, or may cause or lead to any result that, in Buyer's sole discretion and judgment, is adverse to Buyer in any way.

                     (c) Notwithstanding the approval of the Board of Directors of Buyer, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by the Buyer if:

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                            (i)    any  representation  or warranty  made herein
       for the benefit of Buyer, or any certificate, schedule or document furnished to Buyer pursuant to this Agreement is untrue in any material respect; or

                            (ii) The Seller, Trust or the Beneficiaries shall have defaulted in any material respect in the performance of any material obligation under this Agreement.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

              3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer and Designated Subsidiary as follows:

                     (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Seller is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction.

                     (b) CORPORATE AUTHORITY. Seller has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and shareholders of Seller have duly authorized the execution, delivery, and performance of this Agreement. No other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                     (c) NO MATERIAL CHANGE. Since 1 May, 2004 there has not been and there is not threatened (i) any material adverse change in the business, assets, properties, financial condition, or operating results of Seller, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Seller, which materially affects or impairs its ability to conduct its business, (iii) any mortgage or pledge of any assets or properties of Seller, or any indebtedness incurred by Seller or any of its subsidiaries, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business, or (iv) any material adverse change in the Seller's sales patterns, pricing policies, accounts receivable or accounts payable. Furthermore, since 1 May, 2004 the Seller has not done any of the following: (i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person; (ii) entered into, amended or terminated any material agreement; (iii) sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Transferred Assets except in the ordinary course of business; (iv) settled any claim or litigation, or filed any motions, orders, briefs or settlement agreements in any proceeding before any governmental authority or any arbitrator; (v) incurred or approved, or entered into any agreement or commitment to make, any expenditures in excess of $5,000 (other than those arising in the ordinary course of business); (vi) maintained its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting

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principles;  (vii) adopted any Plan, or granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment), other than merit increases to non-officer employees in the ordinary course of business and consistent with past practice; (viii) suffered any extraordinary losses or waived any rights of material value; (ix) made any payment to any affiliate or forgiven any indebtedness due or owing from any affiliate to the Seller; (x) delayed payables or changed in any material respect the Seller's practices in connection with the payment of payables and/or the collection of receivables; (xi) declared, set aside or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities; (xii) amended its charter or bylaws; (xiii) issued any capital stock or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or (xiv) committed to do any of the foregoing.

                     (d) TITLE TO PROPERTIES. Seller has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the attached Schedule 1. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest, or title retention or other security arrangement, except for liens for the payment of federal, state, and other taxes, including any foreign taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Seller and its subsidiaries, if any, or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances, and which do not in the aggregate materially detract from the value of the assets or properties of Seller and its subsidiaries, if any, taken as a whole or materially impair the use thereof in the operation of their respective businesses. Seller owns or has the right to use all assets and properties necessary to conduct its business as currently conducted.

                     (e) LITIGATION. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Seller, threatened against Seller, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Seller, would individually or in the aggregate have an adverse effect on the business, assets, properties, operating results, prospects, or condition, financial or otherwise, of Seller.

                     (f) RIGHTS AND LICENSES. Seller is not subject to any material disability or liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right, or license.

                     (g) NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Seller of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Seller, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Seller is subject or by which Seller is bound.

                     (h) TAXES. Seller has duly filed in correct form all Tax Returns relating to the activities of Seller and its subsidiaries, if any, required or due to be filed (with regard to applicable extensions) on or prior to the Closing Date. All such Tax Returns are accurate and complete in all material respects, and Seller has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, local or foreign taxing authorities for

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all  periods  ending on or before the  Closing  Date,  other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Seller. The amounts set up as reserves for Taxes on the books of Seller and its subsidiaries are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. No claims for taxes or assessments are being asserted or threatened against Seller or any of its subsidiaries. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, imposed by any federal, state, local or foreign government or subdivision or agency thereof and any interest, penalties or additions attributable thereto, and the term "Tax Return" shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

                     (i) CONTRACTS. Seller is not a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in the attached schedules, (iv) any employment agreement or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it upon 30 days or less notice without penalty to it, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, (ix) any material license agreement, or (x) any contract that may result in a material loss or obligation to it. All material contracts, agreements, and other arrangements to which Seller is a party are valid and enforceable in accordance with their terms; Seller and all other parties to each of the foregoing have performed all obligations required to be performed to date; neither Seller nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                     (j) COMPLIANCE WITH LAW AND OTHER REGULATIONS. Seller is not subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of federal, state, local, or foreign law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                     (k)    INSURANCE. Seller maintains in full force and effect
insurance coverage on its assets, properties, premises, operations, and personnel in such amounts as Seller deems appropriate, all as set forth on Seller's Disclosure Schedule.

                     (l) ARTICLES, BYLAWS, AND MINUTE BOOKS. Seller has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and Bylaws (or their equivalents) of Seller as currently in effect. The minute books of Seller contain complete and accurate records of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and shareholders of Seller since its incorporation.

                     (m) ACCURACY OF STATEMENTS. Neither this Agreement nor any statement, list, certificate, or other information furnished by Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains an untrue statement of a material fact or omits to state

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a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

                     (n) INTELLECTUAL PROPERTY. Set forth in Schedule 1 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed or controlled by the Seller and all goodwill associated therewith. The Seller owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, tradenames, software, formulae, methods, processes and other intangible properties that are necessary or customarily used by the Seller for the ownership, management or operation of its business (the "Intangible Rights"). The Seller is the sole and exclusive owner of all right, title and interest in and to all of the Intangible Rights, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the Intangible Rights of others. No royalties, honorariums or fees are payable by the Seller to any person by reason of the ownership or use of any of the Intangible Rights. There have been no claims made against the Seller asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Rights and no grounds for any such claims exist, and the Seller has not made any claim of any violation or infringement by others of any of its Intangible Rights or interests therein and, to the knowledge of the Seller, no grounds for any such claims exist. The Seller has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and neither the use of the Intangible Rights nor the operation of the Seller's businesses is infringing or has infringed upon any intellectual property rights of others. The Intangible Rights are sufficient and include all intellectual property rights necessary for the Seller to lawfully conduct its business as presently being conducted. No interest in any of the Seller's Intangible Rights has been assigned, transferred, licensed or sublicensed by the Seller to any person other than the Buyer pursuant to this Agreement. To the extent that any item constituting part of the Intangible Rights has been registered with, filed in or issued by, any governmental authority, such registrations, filings or issuances were duly made and remain in full force and effect. To the knowledge of the Seller, there has not been any act or failure to act by the Seller or any of its directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Rights or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intangible Rights. To the extent any of the Intangible Rights constitutes proprietary or confidential information, the Seller has adequately safeguarded such information from disclosure. All of the Seller's current Intangible Rights will remain in full force and effect following the Closing without alteration or impairment.

                     (o) SELLER'S AUTHORITY AND COMPLIANCE AS TRUSTEE. Seller, as Trustee to the Trust, has all power and authority under the Trust to enter into and perform its obligations contemplated by this Agreement and is in compliance with all provisions contained in the Trust documents. The Trustee has duly authorized the execution, delivery, and performance of this Agreement. No other action on the part of the Trustee is necessary to authorize the execution and delivery of this Agreement or the consummation by Trustee of the transactions contemplated hereby.

                     (p)    INTENT  AND  ACCESS.  The  Seller is  acquiring  the
Shares without a view to the public distribution or resale in violation of any applicable United State federal or state securities laws. The Seller acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws and cannot be sold publicly without registration thereunder or an exemption from such registration. The Seller understands that certificates for such Shares will contain a legend with respect to the restrictions on transfer under United States federal and applicable  state  securities  laws as well as the  fact  that  the  Shares  are
"restricted  securities"  under such United States  federal and state laws.  The
Seller has been furnished with such information, both financial and non-financial, with respect to the operations, business, capital structure, and financial position of Buyer and its subsidiaries as they believe necessary and have been given the opportunity to ask questions of and receive answers from Buyer and its subsidiaries and their officers concerning Buyer and its subsidiaries. Without limiting the foregoing, the Seller has reviewed certain of Buyer's reports filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"), which were made available to the Seller at www.sec.gov.

              3.3    REPRESENTATIONS   AND   WARRANTIES  OF  TRUST.   The  Trust
represents and warrants to Buyer and Designated Subsidiary as follows:

                     (a) DUE FORMATION AND VALIDLY EXISTING. The Trust is a trust duly organized and validly existing under the laws of the jurisdiction of its formation with all requisite trust power and authority to own, operate, and lease its assets and properties. The copy of the trust deed delivered to Buyer and Designated Subsidiary is a true, correct and current copy of such trust deed and has not been changed, amended or altered in any way.

                     (b) CORPORATE AUTHORITY. The Trust has the trust power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Trust has duly authorized the execution, delivery, and performance of this Agreement. No other trust proceedings on the part of the Trust is necessary to authorize the execution and delivery by the Trust of this Agreement or the consummation by the Trust of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of the Trust, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                     (c) LITIGATION. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of the Trust, threatened against the Trust, at law or in equity, or before or by any foreign, United States federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to the Trust, would individually or in the aggregate have an adverse effect on the business, assets, properties, operating results, prospects, or condition, financial or otherwise, of the Trust.

              3.4    REPRESENTATIONS   AND  WARRANTIES  OF  BENEFICIARIES.   The
Beneficiaries represent and warrant to the Buyer and Designated Subsidiary as follows:

                     (a)    CONSENT.   The   Beneficiaries    consent   to   the
transactions as contemplated by this Agreement and acknowledge and agree that the transaction is in the best interests of the Trust and the Beneficiaries.


              3.5 REPRESENTATIONS AND WARRANTIES OF BUYER. Except as otherwise disclosed in any document heretofore filed by Buyer with the SEC pursuant to the 1934 Act, Buyer represents and warrants to Seller, Trust and the Beneficiaries as follows:

                     (a) DUE INCORPORATION, GOOD STANDING, AND QUALIFICATION. Buyer and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of their jurisdictions of incorporation with all requisite corporate power and authority to own, operate, and lease their assets and properties and to carry on their business as now being conducted. Neither Buyer nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. As used in this Agreement with reference to Buyer, the term "subsidiaries" shall include all direct or indirect subsidiaries of Buyer including Designated Subsidiary.

                     (b) CORPORATE AUTHORITY. Buyer and Designated Subsidiary have the corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Boards of Directors of Buyer and Designated Subsidiary have duly authorized the execution, delivery, and performance of this Agreement. No other corporate proceedings on the part of Buyer or Designated Subsidiary, including a meeting of Buyer's shareholders, are necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation by Buyer or Designated Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of, Buyer and Designated Subsidiary, enforceable against them in accordance with its terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                     (c) CAPITAL STOCK. As of the date hereof, Buyer has authorized capital stock consisting of 500,000,000 shares of Common Stock, $.0001 par value, of which 172,131,877 shares are issued and outstanding, and no shares of Preferred Stock. As of such date, 18,700,000 shares of Buyer's common stock were reserved for issuance upon the exercise of outstanding stock options. All of the issued and outstanding shares of capital stock of Buyer and each of its subsidiaries have been validly authorized and issued and are fully paid and nonassessable.

                     (d) OPTIONS, WARRANTS, AND RIGHTS. Neither Buyer nor any of its subsidiaries has outstanding any options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements or understandings to issue, any shares of their capital stock or other securities, other than those referred to in Section 3.2(c).

              3.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement irrespective of any investigations or inquiries made by any party or any knowledge that any party may possess, and each party shall be entitled to rely upon such representations and warranties irrespective of any investigations, inquiries, or knowledge.

                                    SECTION 4
                              CONDITIONS PRECEDENT

              4.1 Conditions Precedent of Seller. The obligations of the Seller to carry out the transactions contemplated by this Agreement are subject, at the option of the Seller, to the satisfaction or waiver of the following conditions:

                     (a) Buyer and Designated Subsidiary shall have furnished the Seller with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement.

                     (b) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

                     (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Seller) shall be pending or threatened before any governmental authority seeking to restrain the Seller or prohibit the Closing or seeking damages against the Seller as a result of the consummation of this Agreement.

                     (d) Paul Cashmere being given the principal executive position overseeing the music business of the Buyer.

              4.2 Conditions Precedent of Buyer. The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

                     (a) All representations and warranties of the Seller, the Trust and Beneficiaries contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the Seller, the Trust and Beneficiaries shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

                     (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer or the Seller or its properties as a result of the consummation of this Agreement.

                     (c) Up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might have a material adverse effect on the Seller's business, operations, prospects, business, properties or financial condition. The Seller shall have kept Buyer advised as to all material operations and proposed material operations relating to the Seller. The Seller shall have (a) conducted its business in the ordinary course, (b) kept available the services of present employees, (c) maintained and operated its properties in a good and workmanlike manner, (d) paid or caused to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) complied with all of the covenants contained in all such material contracts, (f) maintained in force until the Closing Date insurance policies equivalent to those in effect on the date hereof, (g) complied in all material respects with all applicable legal requirements, and (h) used its best efforts to preserve the present relationships of the Seller with persons having significant business relations therewith.

                     (d) The Seller and Trust shall have furnished Buyer with a certified copy of all necessary corporate and trust action on their behalf approving the execution, delivery and performance of this Agreement.

                     (e) Buyer shall have completed its due diligence investigation, and the results thereof shall not have revealed that any of the representations of the Seller set forth herein are untrue or incorrect in any respect or otherwise be unsatisfactory to Buyer.

                     (f) All proceedings to be taken by the Seller and the Trust in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Buyer and its counsel, and Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request. The Seller and the Trust shall have executed and delivered to the Buyer of one or more Bills of Sale and other conveyance instruments with respect to the Seller's transfer of the Transferred Assets in form and scope reasonably satisfactory to Buyer (collectively the "Conveyance Documents"), and transferred, conveyed, assigned and delivered good, valid and marketable title to all of the Transferred Assets from the Seller to the Buyer pursuant to the Conveyance Documents, free and clear of any and all liens, encumbrances, mortgages, security interests, pledges, claims, equities and other restrictions or charges of any kind or nature whatsoever.

                     (g) The Board of Directors of Buyer shall have approved this Agreement and Buyer's acquisition of the Transferred Assets contemplated hereby.


                     (h) The Seller shall have caused each of Paul Cashmere, Ros Cashmere, Haylee Cashmere, and Tim Cashmere (collectively, the "Employees") to enter into one-year employment agreements with the Designated Subsidiary including confidentiality and restraint provisions on terms mutually acceptable to the Buyer and each Employee.

                                    SECTION 5
                                    COVENANTS

              5.1 COVENANTS OF SELLER. Seller further agrees, unless Buyer otherwise agrees in writing, that:

                     (a) Seller shall promptly change its corporate name to a name that does not include the words "Undercover Media Pty Ltd."

                     (b)    From the date of this Agreement until the earlier of
(i) the Closing Date, or (ii) the termination of this Agreement, the Seller shall not, and the Seller shall cause the Seller's shareholders, officers, directors, employees and other agents not to, directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of the Seller, other than in connection with the transactions contemplated by this Agreement. The Seller shall immediately advise the Buyer of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

                     (c) In consideration of the payment of the Purchase Price, and in order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller, the Trust and Beneficiaries hereby covenant and agree as follows:

                            (i)    Without  the  prior  written  consent  of the
Buyer, the Seller, the Trust shall not for a period of five (5) years from and after the Closing Date (A) directly or indirectly acquire or own in any manner any interest in any person, firm, partnership, corporation, association or other entity which engages or plans to engage in any facet of the business of the Buyer or which competes or plans to compete in any way with the Buyer or any of its subsidiaries, anywhere in the world (the "Territory"), or (B) utilize its special knowledge of the business of the Buyer and its relationships with customers, suppliers and others to compete with Buyer and/or any of its subsidiaries in any business which engages or plans to engage in the provisioning of music media over the internet; PROVIDED, HOWEVER, that nothing herein shall be deemed to prevent Seller, the Trust or Beneficiaries from acquiring through market purchases and owning, solely as an investment, less than three percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under ss.12(b) or 12(g) of the

Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as Seller, the Trust and Beneficiaries are not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer. Seller, the Trust and Beneficiaries acknowledge and agree that the covenants provided for in this Section are reasonable and necessary in terms of time, area and line of business to protect the Buyer's trade secrets and legitimate business interests, which include its interests in protecting the Buyer's (i) valuable confidential business information, (ii) substantial relationships with customers, and (iii) customer goodwill associated with the ongoing business. Seller, the Trust and Beneficiaries expressly authorize the enforcement of the covenants provided for in this Section by (A) the Buyer and its subsidiaries,
(B) the Buyer's permitted assigns, and (C) any successors to the Buyer's business. To the extent that the covenants provided for in this Section may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

                            (ii)   Without the prior  consent of Buyer,  Seller,
the Trust and Beneficiaries shall not for a period of five (5) years from the Closing Date, directly or indirectly, for itself or for any other person, firm, corporation, partnership, association or other entity (including Seller), (i) attempt to employ or enter into any contractual arrangement with any employee or former employee of the business transferred to Buyer hereunder, unless such employee or former employee has not been employed by the Buyer for a period in excess of nine months, and/or (ii) call on or solicit any of the actual or targeted prospective customers or clients of the business transferred to Buyer hereunder, nor shall Seller, the Trust and Beneficiaries make known the names and addresses of such customers or any information relating in any manner to Seller's trade or business relationships with such customers.

                            (iii)  Seller, the Trust and Beneficiaries shall not
at any time divulge, communicate, use to the detriment of the Buyer or for the benefit of any other person or persons, or misuse in any way, any Confidential Information pertaining to the business transferred to Buyer hereunder. Any confidential information or data now known or hereafter acquired by Seller, the Trust and Beneficiaries with respect to the business transferred to the Buyer hereunder shall be deemed a valuable, special and unique asset of the Buyer that is received by Seller, the Trust and Beneficiaries in confidence and as a fiduciary, and Seller, the Trust and Beneficiaries shall remain a fiduciary to the Buyer with respect to all of such information.

                            (iv)   It is recognized and hereby  acknowledged  by
the parties hereto that a breach or violation by Seller, the Trust or Beneficiaries of any or all of the covenants and agreements contained in this
Section 4.1(d) may cause irreparable harm and damage to Buyer in a monetary amount which may be virtually impossible to ascertain. As a result, Seller, the Trust and Beneficiaries recognizes and hereby acknowledges that Buyer shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this Section 4.1(d) by Seller, the Trust and Beneficiaries and/or their associates, affiliates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Buyer may possess hereunder, at law or in equity. Nothing contained in this Section 4.1(d) shall be construed to prevent Buyer from seeking and recovering from Seller, the Trust and Beneficiaries damages sustained by it as a result of any breach or violation by Seller, the Trust and Beneficiaries of any of the covenants or agreements contained herein.

                     (d) From and after the Closing, the Seller, the Trust and Beneficiaries shall indemnify and hold harmless Buyer and the Designated Subsidiary and their affiliates, directors, officers and employees from and against any and all damages arising out of, resulting from or in any way related to (i) a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by the Seller, the Trust and Beneficiaries in this Agreement or in any document or certificate delivered by the Seller and the Trust at the Closing pursuant hereto, (ii) the occurrence of any event on or prior to the date of Closing that is (or would be, but for any deductible thereunder) covered by individual policies of insurance, blanket insurance policies or self insurance programs maintained by the Seller, or (iii) the existence of any liabilities or obligations of the Seller (whether accrued, absolute, contingent, known or unknown, or otherwise, and whether or not of a nature appropriate for inclusion in a balance sheet in accordance with
GAAP).

                     (e) From and after the Closing, Buyer shall have the right and authority to collect, for the account of Buyer, all receivables and other items which shall be transferred or are intended to be transferred to Buyer as part of the Transferred Assets as provided in this Agreement, and to endorse with the name of the Seller any checks or drafts received on account of any such receivables or other Transferred Assets. The Seller and the Trust agrees that it will transfer or deliver to Buyer, promptly after the receipt thereof, any cash or other property which the Seller and Trust receive after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to Buyer as part of the Transferred Assets under this Agreement.

                     (f) Effective at the Closing Date, the Seller and Trust hereby constitute and appoint Buyer, and Buyer's successors and assigns, its true and lawful attorney, in the name of either Buyer or the Seller (as Buyer shall determine in its sole discretion) but for the benefit and at the expense of Buyer (except as otherwise herein provided), (a) to institute and prosecute all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Transferred Assets as provided for in this Agreement; (b) to defend or compromise any and all actions, suits or proceedings in respect of any of the Transferred Assets, and to do all such acts and things in relation thereto as Buyer shall reasonably deem advisable; and (c) to take all action which Buyer may reasonably deem proper in order to provide for Buyer the benefits under any of the Transferred Assets where any required consent of another party to the sale or assignment thereof to Buyer pursuant to this Agreement shall not have been obtained. The Seller and Trust acknowledge that the foregoing powers are coupled with an interest and shall be irrevocable. Buyer shall be entitled to retain for its own account any amounts respecting the Transferred Assets collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

                     (g) At the option of Buyer, and notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of the Seller thereunder so that Buyer would not in fact receive all such rights, the Seller and the Trust shall cooperate with Buyer to the extent necessary to provide for Buyer the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order or purchase commitment, including enforcement for the benefit of Buyer of any and all rights of the Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

              5.2    COVENANTS OF BUYER AND DESIGNATED SUBSIDIARY

                     (a) Buyer and Designated Subsidiary shall cause the music section of its business to operate as a separate subdivision or individual profit center of Designated Subsidiary.

                     (b) During the first year after the closing twenty percent (20%) of the profit generated by the music business shall be pro ratably distributed to those employees of Buyer who devote at least eighty percent (80%) of their time to the development and maintenance of the music business ("Profit Payout"). After the initial 12 month period and each subsequent 12 month period the Buyer shall review the Profit Payout and determine the Profit Payout, if any, for the next 12 month period.

              5.3 COVENANTS OF SELLER, THE TRUST, BENEFICIARIES, BUYER AND DESIGNATED SUBSIDIARY

                     (a)    If within  twelve months after the execution of this
Agreement,   the  Buyer  undergoes  a  voluntary  or  involuntary   dissolution,
liquidation or winding up, then the following shall occur:

                            (i) the Transferred Assets shall revert back to the Seller;

                            (ii)   the Shares shall revert back to the Buyer;

                            (iii) the employment agreements with the Employees shall automatically terminate; and

                            (iv)   the   noncompete   provisions  set  forth  in
       Section   5.1(c)  shall  be  waived  by  the  Buyer  and  the  Designated
       Subsidiary.

              5.4 FURTHER ASSURANCES. From time to time, on and after the Closing Date, as and when requested by Buyer or Designated Subsidiary, the proper officers and directors of Seller as of the Closing Date shall, for and on behalf and in the name of Seller or otherwise, execute and deliver all such deeds, bills of sale, assignments, and other instruments and shall take or cause to be taken such further or other actions as Buyer or Designated Subsidiary may deem necessary or desirable in order to confirm of record or otherwise to Buyer or Designated Subsidiary title to and possession of all of the Transferred Assets and otherwise to carry out fully the provisions and purposes of this Agreement. In addition, Seller shall give Buyer access to all records of Seller not purchased hereunder.

                                    SECTION 6
                                     GENERAL

              6.1 COSTS AND INDEMNITY AGAINST FINDERS. Each party hereto shall be responsible for its own costs and expenses in negotiating and performing this Agreement and hereby indemnifies and holds the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

              6.2 CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the state of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

              6.3 NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

       If to Buyer or Designated Subsidiary:    If to Seller, Trust and the
                                                Beneficiaries:
       62 White Street, Third Floor
       New York, New York  10013                --------------------------------
       Attention:  Robert Petty
                                                --------------------------------
       with a copy given in the manner          Attention:
       prescribed above, to:                              ----------------------

       Gersten, Savage, Kaplowitz,              with a copy given in the manner
       Wolf & Marcus, LLP                       prescribed above, to:
       101 E. 52 Street
       9th Floor                                --------------------------------
       New York, New York  10022
       Attention:  Arthur S. Marcus, Esq.       --------------------------------
       Phone:  (212) 752-9700
       Fax:  (212) 980-5192                     --------------------------------
                                                Attention:
                                                          ----------------------

              Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

              6.4 BINDING NATURE OF AGREEMENT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, except that no party may assign, delegate, or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment, delegation, or transfer made in violation of this Section 5.4 shall be null and void.

              6.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

              6.6    PARAGRAPH   HEADINGS.   The  paragraph   headings  in  this
Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

              6.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

              6.8 SURVIVAL. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       ROO GROUP, INC.


                                       By:   /s/ Robin Smyth
                                          --------------------------------------
                                          Name:  Robin Smyth
                                          Title: Director


                                       UNDERCOVER HOLDINGS PTY LTD


                                       By:   /s/ Robin Smyth
                                          --------------------------------------
                                          Name:  Robin Smyth
                                          Title: Director


                                       UNDERCOVER MEDIA PTY LTD.


                                       By:   /s/ Paul Cashmere
                                          --------------------------------------
                                          Name:
                                          Title:


                                       Cashmere Family Trust

                                       By: Undercover Media Pty Ltd., As Trustee

                                       By:  /s/ Paul Cashmere
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BENEFICIARIES

                                         /s/ Haylee Cashmere
                                       -----------------------------------------
                                       Name: Haylee Cashmere

                                         /s/ Paul Cashmere
                                       -----------------------------------------
                                       Name: Paul Cashmere

                                         /s/ Ros Cashmere
                                       -----------------------------------------
                                       Name: Ros Cashmere

                                         /s/ Tim Cashmere
                                       -----------------------------------------
                                       Name: Tim Cashmere